EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE McGRAW-HILL COMPANIES
                                  J. J. KENNY
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                      June 7, 2000

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004

RE: MUNICIPAL INVESTMENT TRUST FUND,
    MULTISTATE SERIES--309, DEFINED ASSET FUNDS

Gentlemen:

  We have examined the post-effective Amendment to the Registration Statement File No. 333-22241 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

  In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

  You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                      Sincerely,
                                                      FRANK A. CICCOTTO
                                                      Vice President